United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2009

FortuNet, Inc
(Exact name of registrant as specified in its charter)

Nevada	000-51703	88-0252188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 South Highland Drive, Suite C, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (702) 796-9090

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 15, 2009, Fortunet, Inc. (the "Company") received notice from The Nasdaq Stock Market that the Company's common stock has not maintained a minimum market value of publicly held shares of $5,000,000 for the last 30 consecutive trading days, as required for continued inclusion on The Nasdaq Global Market in accordance with Listing Rule 5450(b)(1)(C). The Company has been provided 90 calendar days, or until December 14, 2009, to regain compliance. If the Company does not meet the minimum $5,000,000 market value test for a minimum of 10 consecutive trading days before December 14, 2009, the Company will receive notice of delisting from The Nasdaq Stock Market, which notice may be appealed at that time. Further, the Company may transfer its securities listing to The Nasdaq Capital Market, provided it meets the continued inclusion requirements for that market. The Company intends to actively monitor the bid price for its Common Stock between now and December 14, 2009. If the Company does not regain compliance with Listing Rule 5450(b)(1)(C) by December 14, 2009, the Company will consider transferring its securities listing to The Nasdaq Capital Market at that time.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press release, dated September 16, 2009, announcing receipt of Nasdaq letter regarding market value of publicly held shares.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FortuNet, Inc (Registrant)
September 16, 2009 (Date)	/s/ YURI ITKIS Yuri Itkis Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 16, 2009, announcing receipt of Nasdaq letter regarding market value of publicly held shares.